Exhibit 99.1

SIGNATURE GROUP HOLDINGS

Conference call regarding our acquisition of

Aleris' Global Recycling and Specification Alloys business

October 21, 2014

CAUTIONARY STATEMENTS

This presentation does not constitute an offer of any securities for sale.  Certain debt and equity securities referenced herein will be offered only by private placement and will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  Further, no offer to buy any common stock of Signature Group Holdings, Inc. (the “Company”), including pursuant to any primary equity or stapled rights offering, can be accepted, and no part of the purchase price can be received, until the registration statement applicable to such shares has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time by the Company prior to notice of its acceptance given after the effective date.

This presentation contains forward-looking statements, which are based on the Company’s current expectations, estimates, and projections about the Company's and GRSA's businesses and prospects, as well as management's beliefs and certain assumptions made by management. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "should," "will," “positioned,” “outlook,” and variations of these words are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the Company's and GRSA's expansion and business strategies; the Company's ability to satisfy the conditions to the acquisition of GRSA and the related financings, and to ultimately consummate the GRSA acquisition; anticipated growth opportunities; the amount of capital-raising necessary to achieve those strategies, as well as future performance, growth, operating results, financial condition and prospects.

Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to the Company's ability to successfully identify, consummate and integrate the acquisitions of GRSA and/or other businesses; changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; the Company's ability to successfully defend against current and new litigation matters: as well as demands by investment banks for defense, indemnity, and contribution claims; obtaining the expected benefits of the reincorporation; the Company's ability to access and realize value from its federal net operating loss tax carryforwards; and other risks detailed from time to time in the Company's SEC filings, including but not limited to the most recently filed Annual Report on Form 10-K and subsequent reports filed on Forms 10-Q and 8-K.

The statements contained herein speak only as of the date of this presentation and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

The industry and market data and other statistical information used in this presentation are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data is also based on the Company’s good faith estimates. Although the Company believes these sources are reliable, the Company has not independently verified the information and cannot guarantee its accuracy and completeness.

Operator:

Ladies and gentlemen, thank you for standing by and welcome to the Aleris GRSA Acquisition Webinar. During the presentation, all participants will be in a listen only mode. If you'd like to ask a question during the presentation, please use the chat feature located in the lower left corner of your screen. If you need to reach the operator at any time, please press star zero. As a reminder, this conference is being recorded on Tuesday, October 21, 2014. I would now like to turn the conference over to Kyle Ross. Please go ahead.

Kyle Ross:

Good morning everyone. Thank you for joining us today and for your interest in Signature Group Holdings. My name is Kyle Ross and I'm the Chief Financial Officer of Signature. We are hosting today's call to provide our shareholders with a more complete picture of the acquisition Signature announced last Friday involving the global recycling and specification alloys business of Aleris Corporation. We will be using the acronym GRSA today as shorthand for the business.

The Signature management team and board of directors are very excited about this transaction and the GRSA business, both in its current form today as well as where we expect the GRSA business to advance over the coming years in light of some very significant developments in the markets it serves.

Signature's publicly stated objective is with respect to its acquisition strategy are to consummate transactions involving large, profitable, well managed companies with competitive advantages that can be maintained long term and with teams and infrastructure in place to operate autonomously from our parent holding company. We believe this acquisition meets all of those criteria and more.

This morning we published a slide presentation which is available on our Web site at www.signaturegroupholdings.com and on the SEC's Web site at www.sec.gov under an 8-K filing. We will be using these slides to guide today's discussion and then we will conclude the call with a Q&A session. As you just heard from the operator, questions can be submitted via the online system we are on right now using the chat window. As a reminder, today's call is being recorded and will be available on the company's Web site for replay. I will start today's presentation and then turn things over to Craig Bouchard, our chairman and CEO.

First, I want to point out the cautionary statement and other legal disclaimers on the initial page. Please read this page fully. This presentation does not constitute an offer of any securities for sale. This presentation contains forward looking statements which are not guarantees of future performance and are subject to risks, uncertainties, and assumptions.

This presentation is based on information available as of today, is subject to change, and we undertake no responsibility to revise or update these materials which contain forward looking statements. Certain information presented is based on market data, government publication, and industry research that Signature believes is reliable, but we have not independently verified the information and make no guarantees of the accuracy or completeness. For more information on these matters, please see our most recent filings on form 10K, form 10Q, and other reports filed with the SEC, which are available on our Web site.

Turning to slide three, here are brief bios of today's presenters. Worth highlighting as relates to this transactions, Craig's background in the metals industry over the past decade, where he founded and ran two billion dollar companies in the industrial sector, both of which were the product of successful M&A activities and he has extensive risk management experience.

As reported on Friday, Signature has entered into a stock purchase agreement with Aleris for its GRSA business with a purchase price of $525 million, subject to customary working capital adjustments. Based on publicly available information furnished by Aleris, Signature believes this purchase price represents an approximate 6.5 times multiple of standalone adjusted EBITDA for the latest 12 month period ending September 30, 2014. We arrived at this multiple using the mid-point of our estimate of LTM adjusted EBITDA of 79 to $82 million. We believe this acquisition will be immediately accretive to Signature and is fully aligned with our objectives to create value for shareholders.

The purchase price will be funded with a combination of cash on hand, proceeds from equity offerings, preferred stock issued to Aleris, and debt. Regarding the equity offerings, we expect to first conduct a primary issuance of approximately 4 million shares and then follow that with a stapled rights offering to our existing shareholders. As you can see, we expect to close prior to January 31st, 2015 and the deal is subject to customary approvals.

As part of the transaction, we will be able - we were able to structure the deal with a 338(h)10 election for the U.S. operations, which will give us a step up in the asset base. We believe this is valuable to retain our existing tax assets for future periods. In addition to this slide deck, we also filed today an 8-K that contains a complete copy of the stock purchase agreement and our financing commitment letters, which you can read for further details. The 8-K is available on our Web site.

Slide five summarizes the GRSA business. We are acquiring the global leader in third party recycling with 24 facilities in North America and Europe. GRSA serves a diverse customer base made up of a very large aluminum processors, rolling mills, automotive OEMs, foundries, and casters. Slide 13 in the appendix demonstrates how the business operates within the industry. GRSA has a dedicated employee base and we look forward to welcoming them to the Signature team.

We have provided a brief snapshot of the financial profile of the business here, including the estimated split between North America and Europe. We'll talk a little more about historical performance on the next slide. The business -- from a volume standpoint -- is approximately 55% tolling and 45% buy-sell. This ratio has been relatively stable for the past several years and is similar across the North American and European operations. Tolling is the process by which GRSA converts customer owned scrap metal for a fee, which effectively reduces the company's exposure to metal price fluctuations. Buy-sell is the process by which GRSA purchases scrap metal in the open market to satisfy its customers’ metal needs.

Finally -- as shown in the bottom right graphic -- GRSA serves a number of end uses, but the automotive sector is by far the most significant. As Craig will discuss shortly, we believe this is a very positive aspect of the business.

Slide six shows the business' key metrics we would expect to report on. Other business drivers include the price and availability of scrap metal for the buy-sell side of the business and conversion costs. As you can see from the graphs, 2011 was a very strong year for the company when it generated in excess of $100 million of adjusted EBITDA on a standalone basis. Metal spreads were wide, the LME was high, and the auto industry and general economy were starting to come out of the downturn. Noteworthy -- although not shown here -- the GRSA business maintained positive free cash flow, which we define as EBITDA less maintenance capex in 2009 and 2010, due to the business' flexible offering model.

In 2012 and 2013 metal spreads narrowed as China was a big consumer of scrap aluminum, which impacted GRSA's EBITDA. Over the LTM period, volume and scrap spreads have improved. China has reduced scrap imports due to a slowdown in their economy and their government's decision to tighten requirements on imports of recycled material. Additionally, the company has invested in pre-processing equipment over this time, to allow for a broader source of scrap to be used in its operation and to improve margins.

We believe the volume and pricing trends will continue in the near term and we don't see any reason why the company can't get back to the 2011 financial results over the coming years. With that general overview on the business, I'd like to turn the presentation over to our chairman and CEO, Craig Bouchard.

Craig Bouchard:

Kyle, thank you. That was great. I'd like to first just take a second before we keep going with slides to welcome all of our investors. There's a large group of them listening in on the call. We're staring at the screen here; it's impressive. And we've got investors that own -- in the upper case -- over a million shares and we have investors that have been with this company for a long time that own five shares. And every one of you is very welcome in our company and in participating in this call. I want to thank you for the patience you've shown our management team.

I took over my position -- my responsibilities -- a year ago in June. The company had over the prior couple years’ time gone through two proxy processes and investors have been impatient waiting for a transformational transaction for our company. I want to thank everybody for the patience you've shown. I think we're about there.

Before I talk about this company specifically, I'd like our investors to know a little bit about how we think about acquisitions. Because it's a topic that, you know, some people know lots about, some people don't know much about. Everybody talks about it. But here's how we think about acquisitions and then we'll come back to this company specifically.

When you buy a company -- I've overseen roughly 12 material acquisitions in the last decade -- they've all been tough and complex and worked out pretty good. But what do we look for? And here's what we look for as a company when we're looking at transactions of companies to acquire. Number one, strong management; a team that's been through the business cycle with lots of experience.

Secondly, a great customer base. Business is about customers and taking good care of customers. And we look for companies to acquire that have, you know, really excellent, loyal customer bases. Blue-chip customer bases whenever possible. Then you want to buy something that has growth potential; both organic -- meaning growing inside the company with what it does -- and the ability to add growth through acquisition -- both are important. Both are equally important.

Then you look for situations where the market trends are in your favor. You never want to buy in to a headwind. You want to buy into a tailwind. And so you look for opportunities where the market itself is expanding, where there's a good picture -- verifiable with lots of analytics and analysts out there that support our diligence -- etcetera. If you want to buy generally anything close to the commodities business, you want to buy low cost producer. It's extremely important that you're on the low end of the cost spectrum when you're in the commodity space, so we look particularly for that.

If you can get situations where there's a well managed, profitable company in a really great market and there's barriers to entry and sustainable competitive advantage, you're pretty much getting to the perfect storm of good things. And then finally -- as we all know -- in business, in acquisitions, and in life timing is everything. You want to have good timing and a good entry point with your value.

So these are the things we look for. Now, notice I didn't mention the word NOL in that list - net operating loss carry forward. It so happens that our company has a wonderful tax advantaged position but the NOL does not drive what we look at for good companies to buy. These things I've just mentioned drive - that's the dog. The NOL is the tail.

And so it's great to have an NOL tail. If you buy a well managed, profitable company it increases your bottom line margin, which is fantastic and very powerful for us. But that doesn't drive our analytics. What we're looking for is great managed companies in great markets with a sustainable competitive advantage. And that takes us towards this one that we're going to talk more about today.

But before I do that, I want to say a little bit more about the process. Having gone through this so many times - we have a very disciplined process on how we look at things, and you have to. Because in my experience -- and I think all the statistical consulting studies would support it -- more than half the time in the acquisition market the acquiring company overestimates revenues going forward or underestimates the costs going forward.

And these are the keys. You can't do that. You've got to really understand what you're buying; you have to be very careful. And my job as the CEO is certainly not as the salesman. It's more of a risk manager and looking at risk return in the right ratio for the maximization of our shareholders return over time. And I take that obligation very seriously.

And, you know, how do you be careful? Because being careful is probably the most important part of the acquisition process. Well, you surround yourself with blue-chip parties that know what they're doing. And I'd like to thank some people and then I'll get right back to the slides. Ernst & Young - E&Y's global due diligence crowd has done most of the large diligence projects for my acquisitions over the years.

They've done this one as well. A large team of people committed -- both in Europe and in the United States -- in analyzing quality of earnings and operational topics, financial topics, benefits topics - all of these things. And I want to thank the EY team for again stepping in with an incredible commitment to help us do due diligence on this project on two continents.

Then you got to have a great capital structure, and if you pick the blue-chip parties on the financing side, they all do due diligence by your side and really bring muscle to the understanding and to the way that we form the transaction. Goldman Sachs is the lead on our bond issue with Deutsche Bank on the upper right. These are, you know, two of the very finest banks in the world and in this space they're at the top. GE Capital has provided a wonderful credit facility to facilitate our growth on the ABL side. They're at the lead in their marketplace. Thank all these firms for helping us through our diligence and our capital structure project.

On the environmental side, Gaitech has been our environmental consultant here, one of the best in the world. And that's always important when you're buying into the industrial industry. As for our law firms, Crowell & Moring is our lead outside law firm and Blank Rome as our tax consultant on the legal side. Extremely helpful, as well as Square Milner, you know, on the accounting side providing assistance to us. So altogether from these firms we had a team of over 100 people working on this acquisition for a significant period of time. That's how you're careful and that's how you eliminate mistakes. And I want to thank the dedication of all these people for making -- in essence -- this opportunity for a transformational acquisition by Signature Group.

So now let's go to investment highlights -- our next slide -- and I'm just going to give some statistics and information here, you know, that relates those good things about acquisitions to this particular transaction. And here we will be acquiring near year-end the global leader in aluminum recycling. There's no question about it, they're the biggest, they are the best managed -- in my opinion -- and with 24 facilities in North America and Europe, this is a very significant operation. We're proud to have the opportunity to become in essence number one in the world at what we do, coming right out of the box with this acquisition. It's a really great thing for our company, in my opinion; and for our shareholders.

There is a very strong industry dynamic here. We've all read about it; I think most likely everybody on this phone. There's plenty of information out there analytically, particularly in the automotive sector, there is something bordering on a mega-trend occurring and that is a shift from the use of steel to the shift of aluminum in automobiles.

The reason is very simple. It's not complex at all. Car companies have to meet stricter emission standards as they go forward. The best way to do that is to have a lighter car that doesn't sacrifice strength of the material inside, and aluminum is a lighter material. And so you've heard of course the well known stories; the Ford F-150 is going all aluminum, Tesla aluminum. Most recently -- just a couple weeks ago -- the Camry going more aluminum. And so there has been a consistent increase in the percentage of the automobile that is aluminum versus steel.

And in the specification process, that is going to continue very significantly through at least the next four or five years. That's pretty much baked. And I'll - I would quote a statistic from one of my friends out. There is a very good analyst -- (Peter Markus) -- and some of the work he did recently - just pick one of the many, many stats in this area.

There's about 500 million pounds of sheet aluminum going into the auto sector today. That's projected to be somewhere in the vicinity of 2 1/2 billion pounds in 2018. Do the math really quick and you get a 50% growth rate. That's the kind of industry and the kind of market dynamic that I like buying into and I think it's a great one for the potential of our company, your investment.

This is an entity with broad operational capabilities. The best capabilities in the industry that cover processing, melting, milling, and disposal. The pre-processing ability here inside GRSA is excellent. 40% of volume is delivered in molten form, providing very significant savings for our customers. That makes us a low-cost provider. And it also, you know, tends to deliver some barriers to entry and sustainable competitive advantage. These are all very important to our investment.

The top 10 customers here have an average of 10 years. They tend to stick with us. They have lost very few customers. They've added lots of customers. And the facilities of this company are in close proximity to their customers. That provides cost advantage to them, it provides a strong barrier to entry for us, and it bonds us with our customers - bonds GRSA with the customer. So this is really good stuff.

Growth opportunities - I don't have to talk a lot about this. There's organic opportunities and there's opportunities through acquisitions. These are always the case when you buy a big global company like this. We'll have managers inside GRSA -- (Terry Hogan) and (Russell Barr) and team -- that will propose things for us to grow by. We will analyze those requests over time. And I have no doubt that the management team will come up with very good opportunities.

Generally -- just as an aside -- when I look at, you know, growth opportunities and projects presented by management teams, we generally look for an 18 to 20% ROI when we look at those kinds of things. I would expect that to continue from our side with this acquisition. Of course our cost of capital is materially less than that in this environment that we live in today, making, you know, good projects of all different sorts very accretive to our shareholders. We're looking - staring at a very good opportunity on that side.

Next slide. This is the global footprint -- as you might suspect -- this company locates close to aluminum mills who provide service to the auto and aerospace and packaging industries and construction. But very significantly, these facilities are located close to automobile manufacturers. And the closer, the better, because in delivering molten aluminum to people, you can't take it too far to be cost effective. And so the close facility - the close proximity to the customer here is a real advantage, impossible to duplicate on our scale by another party in a short period of time.

Increased focus on recycled products - you're looking at a chart here that shows one of the better analysts out there -- the Fredonia Group -- suggesting that, you know, 30% of this marketplace is recycled aluminum -- 30.6% -- versus 69.4% in the primary. But those two curves are crossing. And that was in 2002. Those two curves cross each other in 2022. So there is a significant increase happening and will continue to happen to the benefit of recycled aluminum, you know, in which we're a global leader.

Just why does that happen? Well, just a few simple reasons. Aluminum can be recycled repeatedly without loss of quality if done properly and in the right scrap forms. There is a cost saving that is in producing alloyed aluminum from recycled aluminum versus primary due to the - due to existing alloying agents in the scrap. Of course, we all know there's a very strong awareness of environmental issues, not only in our country but in just about every country at this point. And that's not going to stop; it's going to continue along the trends of where it's gone, it appears.

And of course there's a strong recycling trend in automotive, cans, construction to increase scrap availability. So the outlook for aluminum is strong. Cars are getting lighter. And this statistic I quoted just a little bit ago is at the bottom of this page. This is a mega trend as the metal industries go and we're on the good side of it.

So with respect to the company being positioned for success; I have some experience in the metals industry, but, look, more important -- much more important -- we're inheriting an excellent management team and an excellent employee force of 1,600 people. These are technically skilled, dedicated people. I've met a bunch of them. Our management team surrounding me in this room today has met a bunch of them and we're really impressed with the people.

Remember, we're not in the business of buying machines; we're in the business of accumulating really smart business people around us and building our company Signature Group Holding. We're very happy with the people that we're inheriting here. You can expect all the managers to stay on; you can expect us to look to grow this great force of people.

We have a transition services agreement through 2015 with Aleris. Aleris has been fantastic here. (Steve Demetriou) is a very, very good Chief Executive Officer. And (Erik Rychel) is an outstanding Chief Financial Officer. I want to thank both of those individuals who I've known for some time now for helping us to get, you know, to get to the finish line contractually here. They're going to do really well with their focus strategy. We're going to do really well with ours and this is a win-win transaction for both companies.

The transition services agreement will - of course, this is a carve out, so everybody should understand that's one of those risks that you face. We're carving a company out of a company, so we will have to replace the systems that support the employees. And that will happen with the help of Aleris through the next year. And we have a strong plan that's being developed and we will do this well. But keep in mind, it is a carve out. It's not a simple process.

I've got the point here that's really important - de-leverage. And so we're starting off here with a $300 million bond issue and a draw on the - on our ABL from GE Capital. It's a, you know, not substantial, but its - when you add up the debt here, we're coming out of the box at, you know, roughly 4 1/2 times EBITDA on leverage. We would like to bring this number down over the next couple of years, so you can count on our management team focused on that. Free-cash flow, looking at core assets, and all these kinds of things - we - I feel much more comfortable over the length of the business cycle being at 3 1/2 to 4 times on the leverage side. And with the strength of consistency of this business, I feel good there.

The counter to that, of course, is that we treasure our stock. And that's what's important to our shareholders. And so as we put together this debt equity structure for our company, we're very, very conscious of using the fewest number of common shares to accomplish our growth objectives and the optimization of value for shareholders. So, you know, we've - I think we've gone the careful line of having an appropriate amount of leverage to get started. Basically in the vicinity of 65%, 35% debt equity as we start here. And over time we'll balance that out a little bit as we will with each and every company we buy.

You know, what is Signature? Well, look, Signature is a platform for acquisitions. We do have a tax advantage; we have strong support on Wall Street. We have a great investor base. We intend to grow -- as we've stated publicly many times -- we will grow our company through the acquisition market and organically over time. It's a wonderful platform and this deal, as a foundation to the Signature Group Holding platform, is a - is simply a great start for us. We will use NOL, but, look -- as I've stated publicly on lots of occasions -- we want to build a few hundred million of EBITDA over the next couple years, we want to burn off our NOL over the next seven, eight, nine years. We want to burn it off as fast as we can. And then we're going to be looking for more NOL because it's such a great, wonderful advantage to margins.

So all of this, you know, boils down to we've got a transformational transaction. This is what I think shareholders have been waiting for, certainly many of them have mentioned it to me. And, look, I mean, bottom -- or top line, I guess we should say, not bottom line -- we're going from a company that today has roughly 40 million of revenue and when we close this transaction we'll have roughly 1 billion 540 million of revenue. That indeed is transformational. And our entire team is focused on doing this carefully and doing it in a way that optimizes value for our shareholders and grows a great company. And with that, I think I would like to see what kind of questions we have coming in and I'll take some questions.

Operator:	Thank you. Ladies and gentlemen, if you would like to register a question, please use the chat feature located in the lower left corner of your screen.

(unknown voice):	Here comes another one, Craig.

Craig Bouchard:

Oh, I see. Thank you. Okay, so here's a question. There's a few questions coming in now. This is from (Craig unclear). It says, congratulations, Craig, on making such a robust, exciting acquisition. Have to like the start of that question. Kudos to you and your team. Can you tell us more about the dynamic where aluminum producers like Alcoa -- who have historically had to buy recycled from their competitor and now can buy from you -- what that means for growth at the existing customer base?

Craig Bouchard:

Wow, that's quite an interesting question to come off. Craig, thank you. You've got a great first name. So this is what I'd say about this. Aleris is a major competitor in the aluminum marketplace globally. Of course a significant competitor; one of the largest. And this is a business that feeds other aluminum companies in addition to customers directly with molten aluminum and with ingot. And so when you think about the dynamic of that -- you know, the Alcoa's of the world, Novellus, Constellium, Kaisers, etcetera -- are in essence doing business with their competitor. But it's the best company in the world and it's a valuable, cost reducing exercise, so they do it.

Those companies will now be looking at us as hopefully, you know, more like a teddy bear cousin instead of a competitor doing business with them. I'd like to think of it as those nice terms. And our goal would be to get closer to all of the aluminum primary producers and to do more business with them as we go forward and I think we have a good chance to do that.

So what is - this is from (Howard Rosencrantz). Thank you (Howard). What is expected of organic growth in this business? Well, the organic growth, you know -- as I mentioned a little bit -- will come from the expansion of the usage and consumption of aluminum across the basic industries. Automotive number one, but aerospace, construction, beverage can, etcetera also have growth prospects.

When you look at secondary aluminum -- recycled aluminum -- the growth rates coming out of a bunch of the analysts for the next bunch of years are about 6.5% growth per year. That's obviously greater than - and we have that on a slide I think later in the appendix. So you can see that information towards the end - if you read into the appendix post the call. But obviously a 6 1/2% growth is significantly greater than both global as well as US GDP growth. So the organic growth here is going to come from the market - the good winds in the market as well as hard work in some of the things I just mentioned. Increasing our customer base, increasing business with the aluminum primary mills, as well as automotive, aerospace, and our other customer bases direct.

Let's see here. I'm just reading up on my board here. (Michael Moore) -- perhaps of Detroit fame, we don't know -- but will there be a name change to the company? Yes, we are looking at the branding of the company. We will probably have more information to talk about that to the public here over the next month or so. But we are looking at the branding and how that - there will be some effect on a name change here at some point.

Likely capital spending -- this is from (Brian Warner) -- likely capital expenditure for 2015 and 2016. How much is maintenance due expect to add any new plants? Well, so - look, let me talk about capex a little bit. It's a topic that lots of people are interested in for different angles. We've got 24 plants and we've got to keep those plants in great shape. And why? So that we can provide the highest quality product to our customers who are all blue-chip companies. All 300 of the customers are blue-chip companies.

And so I would guess that we're going to be somewhere in the vicinity of 30 to $35 million a year of maintenance capex. And that -- by the way -- is a low number relative to the capex expended by primary mills in their business. So we have an advantage in that respect. And we will do growth capex -- you know, look at new facilities, new projects -- as they're presented by management and with very strong analysis of the risk return of those transactions. And I have no doubt that this great management team will bring us those opportunities as well.

So there will be some growth capex over time and there will be some maintenance capex over time. If you were looking at a business from a pure NOL perspective, you'd say, "Hey, the less capex the better because you're an NOL company." I'd like people to really stop thinking like that. We want to build a great company, well managed in good markets with good margins with great customers. And -- as I used the term -- sustainable competitive advantage.

To do that, you have to spend a little money to make good money. They key is that you take on and have a good return on those expenditures relative to the cost of capital in doing them. And we're very focused on this. So I like our situation on the capex side. We're going to continue to offer the best product in the world and make our blue-chip customers happy.

Let me move down. Let's see here. Sorry, there's a whole bunch of questions here. I'm just going to - and I don't know the names of all of the various people, so I'm just kind of picking some things at random. There were several on capex, so I think my last answer has addressed most of that. What is the interest rate on the 300 million debt and preferred interest rate. I am trying to estimate the current earnings per share on common stock by (Glen Gardipee). I hope I pronounced that correctly.

So we will be visiting the rating agencies with Goldman Sachs as the lead on our bond financing and Deutsche Bank in the upper right. And that will happen, you know, fairly shortly - within a matter of a few weeks. And out of that ratings process we will approach the market with a credit - with a bond rating. And we will raise that 300 million of debt based on that rating. So we can't tell you, (Glen), what that rate is going to be today.

The preferred with Aleris has an interest rate which starts at 7% and goes up a little bit over time. That's a pretty good interest rate in the market out there. And that was, you know, a really good, positive piece of our capital structure. That preferred is not convertible into common stock. You can read that in the document. But that is a straight piece of preferred stock with a coupon.

Let me go down to the next one here. Will the board of directors change? This is (Owen Shievers). Will the board of directors change? Any additional outside directors? So we have a board of directors at Signature Group today of five excellent people and that was the right number for a company with 40 million of revenue.

I think as we expand the size of the company, our board - the nominating committee will consider additional board directors as we go forward because as a bigger company, we're going to need, you know, just more work all the time. And it's great work, of course. So I think you can assume that those additional directors -- when they come -- would be outside directors, not inside directors.

But again, we have a board of directors, and I will leave that up to the nominating committee for the first consideration. As the chairman of the board, I have a strong feeling about having a strong board of directors. I like having people with different opinions challenging what the management team wants to do and asking good questions and helping us. I -- by the way -- think we have a terrific board of directors. Five people pulling in the same direction on every topic. And its' really a - that has turned into a very good situation at Signature Group Holdings.

So there is (Jason Dwarren). I hope I'm pronouncing that correctly. Congrats on the transaction. My company represents many scrap processors in managing trade credit risk. Can you talk more about the ABL and what going to be drawn and available at close and any other details on liquidity?

Sure. I feel -- and I think our team feels -- that the appropriate amount of liquidity to have as we begin the transaction is $100 million of credit facilities un-borrowed. And we will begin this - we will begin this transaction with that much capability. We have excess liquidity in the form of inventory and receivables that won't be covered under the ABL. So there is a tremendous amount of liquidity here. We will borrow - we will have 100 - you know, roughly 175 -- I'm going to confirm with -- yeah, 175 million of ABL credit facility. We will draw 70 at the opening.

And I - we had a bigger draw - we had a bigger ABL component to the deal than the original plan for the simple reason of -- one -- it's less expensive debt -- and secondly -- it's easy to pay it down. So as we de-lever over the next couple years, that's an easy place for us to take leverage down and increase the liquidity even more substantially.

From (Marat Tatin) - GRSA is operating in a very high energy intensive business. Right now there is a favorable condition in terms of energy price. What do you think about long term performance in relation to energy prices? Well, obviously with natural gas being the number one use of energy of the various forms in this company, very important. That price is very important.

And natural gas prices are declining as we speak over the last significant period of time here. And as we head in - remember, we're not going to own the company, (Marat), until sometime around year end or early January, roughly. And so we are not in a position to -- as the Signature Group -- influence, you know, energy consumption.

In this particular situation with this company, they do have the ability to pass on energy prices to their customer base in the form of their contractual pricing to a good number of their customers. So that's a risk mitigation that I like. I also have a history -- it now seems a long item ago -- but I ran one of the largest derivative trading operations in the world earlier in my career and I'm very comfortable in the hedging markets. And we will use hedging of our energy position as well as our foreign exchange position as well as, you know, aluminum prices - we will be active in hedging and reducing risk and reducing volatility in the hedging market.

From (Harold Lauber) -- I answered it once before -- is the preferred callable. Yes, we have the ability to call. But there will be no ability to put -- which is more important to us -- during the life of our bond financing. So that's - this preferred stock will exist for quite some time.

(Eric Wagner) -- an individual I know well and a really smart guy -- congratulations on a great acquisition. Why is Aleris selling? (Eric), I would recommend that you read a few of the recent press releases by Aleris. I'll paraphrase for them, but I'm not the one to talk much about Aleris' strategy. But they are very, very tightly focused on sheet aluminum into the auto industry. They've announced a very large expansion - Greenfield plant down south. $350 something million just announced recently. And so Aleris is going very focused on auto growth in sheet. And we're going with an auto focus in the non-sheet. And so it's a good partnership and we'll continue to work with Aleris as we go forward.

So (Randolph Reed); congratulations on what appears to be a great purchase. You mentioned a little on growth. Can you give us more details on how you will achieve growth, given the history of growth at the company? So this was a - thank you, (Randolph). This was a company owned by a larger company whose focus has been on the primary[1] side. And they've grown in fits and spasms. You know, up some years, down some years.

The - I think the very strong positive as the go forward here is that this will be the largest company we own. It will get an incredible amount of management focus and support from our parent company. And I think with - you know, with the trends that are developing in these end markets -- auto being number one -- as well as the opportunity to make bolt-on acquisitions over time as we look at things, there's a really significant growth opportunity. It's now up to us to analyze those things, look at them over time, and proceed forward.

I would say to everyone, we are not looking at any additional acquisitions at this time. Our team is focused like a laser on this acquisition; making it go well and getting it transitioned into our company in 2015.

(Josh Nichols) from B. Riley -- a great banking firm -- what are the ranges of tolling fees per ton processed and how affected by geography, customer input, and how is this varied over time? (Josh), we're going to have to work with you on that one, because if I start going into that in details, there's going to be about half of our audience turn us off and go on to the next job for the day. So we're going to look forward to meeting with B. Riley and going through those things with you. Thank you.

Let's see; I'll just take a couple more here. Yeah, so this is (Barry Birdman). You say there will be a rights offering, which is true. Stapled rights offering - and by the way, our largest shareholder ZCOF -- which is affiliated with Sam Zell’s companies -- has been fantastic working with us in providing support to - for that rights offering. I want to thank the Zell organization. They're a great shareholder and, you know, continuously helpful to the development of this company.

[1]	Clarifying Note: The Company hereby clarifies that Aleris is not a primary producer of aluminum.

Is there information available -- let's see, hang on -- go back just to that one. Hang on one second. Sorry, our screen is moving here a little bit.

Kyle Ross:	I think it had to do with (unintelligible)

((Crosstalk))

Kyle Ross:	Of the rights offering; getting more information about that.

Craig Bouchard:

Yeah, and so there will be information coming out to you, you know, not too far into the future where we will select a date of record. But that date has not been selected yet. But more information coming on a regular basis as we go forward.

Maybe I'll take one more, here. Let me go through the list and - what's a topic that we haven't covered much yet? (Ed) -- I'm sorry -- (BJ Batal). Going forward you mentioned additional acquisitions. Should we expect them to be in the same industry or is the plan to be opportunistic and build a portfolio of different companies in different industries?

And (BJ), thanks for the question. I get this question very, very frequently. And so I'm going to go up to the 50,000 foot level here and give you an overview in a brief response. We have an agnostic net operating loss carry forward which can be applied to, you know, to really any industry. So from that perspective, there's no direction that it takes us.

When we as a management team think about our company, we think about one thing; what is best for our shareholders. So our company is not about employees or even customers from that perspective. At the bottom line it's the people that take their hard earned money and they invest it betting on us to do good things and to give a good return to our shareholders. So you can expect us to look at lots of transactions. And since I've started we've looked at over 100 transactions. We bid -- which is public knowledge -- six times and got outbid six times because we know what a good value is, we know what kind of multiples we want to pay and somebody pays more than us, we move on and we look at the next opportunity.

You have to have this kind of discipline. So we will continue to look at a variety of opportunities that come to us, but as I've also said, there's some industries that we kind of like and kind of fit in our picture of the world. Transportation, food, water, and energy; these are industries in which there are global shortages all the time of one sort or another. There are blue-chip customers that we can go after in each of those industries and they relate to each other in the sense that, you know, our collective management knowledge can be applied well.

So the GRSA transaction is a really good example of the - being with transportation and food being a part of it, transportation obviously being the big one. So, you know, we will look - as we go forward -- once we get through the transition of this big acquisition into our company -- we will look at different opportunities. And I think that, you know, if I were to pick a - some sort of example that would give you an image, if someday we could be a really well managed mini, mini, mini Berkshire Hathaway, I think it would make our shareholders happy and work out pretty well.

And with that, I think we've taken enough of your time. Shareholders know that our management team is available. We like talking with investors. This is our very first conference call; thank you for joining us. And we look forward to a bright future. I'm going to turn it back to (Tara). Thank you very much.

Operator:	Thanks. Thank you ladies and gentlemen, that does conclude the conference call for today. We thank you for your participation and ask that you please disconnect your line.

END